Exhibit 99.1
Nov. 2, 2010

Unigene Names Alex Martin VP Business Development and Head of Commercial Operations

BOONTON, N.J.--(BUSINESS WIRE)-- Unigene Laboratories, Inc. (OTCBB: UGNE), a leader in the design, delivery, manufacture and development of peptide-based therapeutics, announced today the appointment of Alex Martin to the newly created position of Vice President of Business Development and Head of Commercial Operations. Mr. Martin will report directly to Unigene’s President and Chief Executive Officer, Ashleigh Palmer.

“Alex brings tremendous expertise to Unigene, with over 20 years of experience in the life sciences, including a strong track record in business development at large and small companies. Alex’s role is the second newly created VP-level position announced by Unigene in the past month and is further testament to Unigene’s commitment to strengthening our leadership and organizational infrastructure,” stated Mr. Palmer. “Unigene is now prepared to accelerate the implementation of our new strategy, which we believe will take us to the next growth platform. This will be accomplished by maximizing the assets in our drug delivery and manufacturing technology business unit, Unigene Biotechnologies, as well as managing and further progressing our advanced clinical-stage partnerships and active preclinical pipeline.”

Mr. Martin said, “I am extremely delighted to join Unigene during this exciting time. The formation of the Unigene Biotechnologies business unit alongside Unigene Therapeutics provides the Company with a great opportunity to reveal its true value to potential partners and other key audiences. I look forward to taking full advantage of the growing therapeutic peptides market to help Unigene realize its goals and establish itself as a partner of choice for peptide drug delivery and therapeutic development.”

Mr. Martin brings to Unigene over 20 years of experience in the life sciences industry, both in large pharmaceutical companies and small, successful start-up ventures. He joins Unigene from Affectis Pharmaceuticals AG, where he most recently served as Chief Executive Officer. Prior to Affectis, Mr. Martin was Chief Operating Officer of Intercept Pharmaceuticals, where he was also responsible for business development and finance activities. Earlier, he served as Chief Business Officer and Chief Financial Officer at BioXell. During his tenure at BioXell, Mr. Martin led the company’s business development efforts and took the company public in 2006. He also held management positions of increasing responsibility at Novartis Pharma AG, Medscape and SmithKline Beecham. Mr. Martin received his BA degree from Cornell University and his MBA degree from Harvard Business School.

About Unigene Laboratories, Inc.

Unigene Laboratories, Inc. is a leader in the design, delivery, manufacture and development of peptide-based therapeutics. The Company is building a robust portfolio of proprietary partnerships in this expanding drug class based on its Peptelligence™ platform. Peptelligence encompasses extensive intellectual property covering delivery and manufacturing technologies, unsurpassed research and development expertise, and proprietary know-how representing a genuine distinctive competence. Core Peptelligence assets include proprietary oral and nasal peptide delivery technologies, and proprietary, high-yield, scalable and reproducible E. coli-based manufacturing technologies.

Unigene’s technologies have extensive clinical and partner validation. The Company’s first product to market, Fortical®, a nasal calcitonin product, received FDA approval in 2005 and is marketed in the U.S. by Upsher-Smith for the treatment of postmenopausal osteoporosis. Pivotal clinical programs include an oral calcitonin licensed to Tarsa Therapeutics, now in Phase 3 testing for the treatment of osteoporosis. Other validating relationships include an oral parathyroid hormone nearing Phase 2 and licensed to GlaxoSmithKline. In addition, Unigene has a manufacturing license agreement with Novartis, which is completing three Phase 3 studies of oral calcitonin for the treatment of osteoporosis and osteoarthritis.

For more information about Unigene, please visit http://www.unigene.com. For information about Fortical, please visit http://www.fortical.com.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including with respect to clinical studies of one of our licensees. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies, the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our Securities and Exchange Commission ("SEC") filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

Contacts

Unigene Laboratories, Inc.
William Steinhauer
VP of Finance
973-265-1100

or

Burns McClellan
Justin Jackson (media)
212-213-0006
jjackson@burnsmc.com

or

Michelle Szwarcberg (media)
212-213-0006
mszwarcberg@burnsmc.com

Source: Unigene Laboratories, Inc.